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                                                                  EXHIBIT (e)(1)

                            CALAMOS INVESTMENT TRUST


                             DISTRIBUTION AGREEMENT


          AGREEMENT made as of August 1, 2000, between CALAMOS FINANCIAL SERVICES, INC., a corporation organized under the laws of the State of Illinois and having its principal office and place of business in Naperville, Illinois (the "Distributor"), and CALAMOS INVESTMENT TRUST, a Massachusetts business trust having its principal office and place of business in Naperville, Illinois (the "Trust"), which offers shares of beneficial interest in different series representing interests in different portfolios of assets (each series being referred to herein as a "Fund").

                                  WITNESSETH:

          In consideration of the agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the parties, it is agreed:

     1. APPOINTMENT OF DISTRIBUTOR. The Trust hereby appoints Distributor as its exclusive agent to sell and distribute Class A Shares, Class B Shares, Class C Shares and Class I Shares (collectively "Shares") of each Fund at the offering price thereof as from time to time determined in the manner herein provided. Distributor hereby accepts such appointment and agrees during the term of this Distribution Agreement to provide the services and to assume the obligations herein set forth. The Trust agrees that it will not, without Distributor's consent, sell or agree to sell any Shares otherwise than through Distributor, except that (a) the Trust may itself sell Shares as an investment to the trustees, officers, directors and bona fide full-time employees of the Trust, Distributor and the Trust's investment adviser; and (b) the Trust may issue Shares in connection with a merger, consolidation or acquisition of assets on such basis as may be authorized or permitted under the Investment Company Act of 1940; provided that in no event as to any of the foregoing exceptions shall the Shares be issued and sold at less than the net asset value thereof.

     2. BASIS OF SALE OF SHARES. Distributor does not agree to sell any specific number of Shares. Shares will be sold by Distributor as agent for the Trust only against orders therefor. Distributor will not purchase Shares from anyone other than the Trust except as agent for the Trust.

     3. OFFERING PRICE. All Shares offered for sale by the Distributor shall be offered for sale at a price per share (the "Offering Price") equal to (a) the net asset value per share of the


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Fund (determined in the manner set forth in the Declaration of Trust of the
Trust) plus (b) in the case of Class A Shares, except as set forth in the then current Prospectus, a sales charge applicable to Shares, which shall be the percentage of the Offering Price of such Shares as set forth in the Fund's then current effective Prospectus. The Offering Price, if not an exact multiple of one cent, shall be adjusted to the nearest cent.

     4. MANNER OF OFFERING. Distributor will conform to the securities laws of any jurisdiction in which it sells, directly or indirectly, any Shares. Distributor also agrees to furnish to the Trust sufficient copies of any agreements, plans or sales literature it intends to use in connection with any sales of Shares in adequate time for the Trust to file and clear them with the proper authorities before they are put in use, and not to use them until so filed and cleared.

          Distributor shall have the right to accept or reject orders for the purchase of Shares. Any consideration which Distributor may receive in connection with a rejected purchase order will be returned promptly to the prospective purchaser. The Trust or its transfer agent or shareholder servicing agent is authorized to confirm sales of Shares on behalf of the Distributor. The Trust shall register or cause to be registered all Shares sold by Distributor pursuant to the provisions hereof in such name or names and amounts as Distributor may request from time to time and the Trust shall issue or cause to be issued certificates evidencing such Shares for delivery to Distributor or pursuant to Distributor's direction if and to the extent that the Trust contemplates the issuance of such share certificates. All Shares, when so issued and paid for, shall be fully paid and nonassessable.

     5. SECURITIES LAWS. The Trust has delivered to Distributor a copy of the current Prospectus relating to Shares. The Trust agrees that it will use its best efforts to continue the effectiveness of the Trust's Registration Statement under the Securities Act of 1933. The Trust further agrees to prepare and file any amendments to its Registration Statement as may be necessary and any supplemental data in order to comply with the Securities Act of 1933. The Trust has already registered under the Investment Company Act of 1940 as an investment company, and it will use its best efforts to maintain such registration and to comply with the requirements of said Act.

          At Distributor's request, the Trust will take such steps as may be necessary and feasible to qualify Shares for sale in states, territories or dependencies of the United States of America, in the District of Columbia and in foreign countries, in accordance with the laws thereof, and to renew or extend any such qualification; provided, however, that the Trust shall not be required to qualify Shares or to maintain the qualification of Shares in any state, territory, dependency, district or country where it shall deem such qualification disadvantageous to the Trust.

          Distributor agrees that:

          (a) Neither Distributor nor any of Distributor's officers will take any long or short position in the Shares, but this provision shall not prevent Distributor or Distributor's officers from acquiring Shares for investment purposes only;

          (b) Distributor shall furnish to the Trust any pertinent information required to be inserted with respect to Distributor as Distributor within the purview of the Securities Act of 1933 in any reports or registration required to be filed with any governmental authority; and

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          (c) Distributor will not make any representations inconsistent with the Registration Statement or Prospectus(es) of the Fund filed under the Securities Act of 1933, as in effect from time to time.

     6. ALLOCATION OF EXPENSES.

          (a) The Trust, either directly or through its investment adviser, will be responsible for, and shall pay the expenses of:

               (i) providing all necessary services, including fees and disbursements of counsel, related to the preparation, setting in type, printing and filing of any registration statement and/or prospectus(es) and statement of additional information required under the Securities Act of 1933, as amended, or under state securities laws, covering its Shares, and all amendments and supplements thereto, the mailing of any such prospectus(es) and statement of additional information to existing shareholders, and preparing, setting in type, printing and mailing periodic reports to existing shareholders;

               (ii) the cost of all registration or qualification fees;

               (iii) the cost of preparing temporary and permanent share certificates for Shares;

               (iv) all the Federal and state (if any) issue and/or transfer taxes payable upon the issue by or transfer from the Trust to the Distributor of any and all Shares distributed hereunder.

          (b) The Distributor shall bear all sales, promotion or distribution expenses in connection with the distribution of Shares and shall be the sole judge of the extent to which sales or promotion expenses shall be incurred. Expenses incurred in complying with laws regulating the issue or sale of securities shall not be deemed to be sales, promotion or distribution expenses. Distributor agrees that, after the prospectus(es), statement of additional information and periodic reports have been set in type, it will bear the expense of printing and distributing any copies thereof which are to be used in connection with the offering of Shares to investors. Distributor further agrees that it will bear the expenses of preparing, printing and distributing any other literature used by Distributor or furnished by it for use in connection with the offering of the Shares for sale to the public.

          (c) The Trust will be responsible for, and shall pay the expenses of, maintaining shareholder accounts and furnishing or causing to be furnished to each shareholder a statement of his account.

     7. DISTRIBUTOR IS INDEPENDENT CONTRACTOR. Distributor shall be an independent contractor. Distributor is responsible for its own conduct, for the employment, control and conduct of its agents and employees and for injury to such agents or employees or to others through its agents or employees. Distributor assumes full responsibility for its agents and employees under applicable statutes and agrees to pay all employer taxes thereunder.

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     8. TERM OF CONTRACT. This Distribution Agreement shall go into effect on the date hereof and shall continue in effect until August 1, 2001, and thereafter for successive periods of one year each if such continuance is approved at least annually thereafter (i) either by an affirmative vote of a majority of the outstanding Shares or by the Trustees, (ii) in either case by a majority of the Trustees who are not interested persons of the Distributor or (otherwise than as Trustees) of the Trust, cast in person at a meeting called for the purpose of voting on such approval. Written notice of discontinuance of this Distribution Agreement may be given by one party hereto to the other upon not less than 60 days' notice.

     9. ASSIGNMENT. This Distribution Agreement may not be assigned by Distributor and shall automatically terminate in the event of an attempted assignment by Distributor; provided, however, that Distributor may employ or enter into agreements with such other person, persons, corporation, or corporations, as it shall determine in order to assist it in carrying out this Distribution Agreement.

     10. INDEMNIFICATION BY DISTRIBUTOR. Distributor agrees to indemnify and hold harmless the Trust or any other person who has been, is, or may hereafter be an officer, Trustee or employee of the Trust against any loss, damage or expense reasonably incurred by any of them in connection with any claim or in connection with any action, suit, or proceeding to which any of them may be a party, which arises out of or is alleged to arise out of or is based upon any untrue statement or alleged untrue statement of a material fact, or the omission or alleged omission to state a material fact necessary to make the statements made not misleading, on the part of Distributor or any agent or employee of Distributor or any other person for whose acts Distributor is responsible or is alleged to be responsible, such as any dealer or person through whom sales are made pursuant to an agreement with Distributor, unless such statement or omission was made in reliance upon written information furnished by the Trust. The term "expenses" for purposes of this and the next paragraph includes attorneys fees and amounts paid in satisfaction of judgments or in settlements which are made with Distributor's consent. The foregoing rights of indemnification shall be in addition to any other rights to which the Trust or a Trustee may be entitled as a matter of law.

     11. INDEMNIFICATION BY TRUST. The Trust agrees to indemnify and hold harmless Distributor and each person who has been, is, or may hereafter be an officer, director, employee or agent of Distributor against any loss, damage or expense reasonably incurred by any of them in connection with any claim or in connection with any action, suit or proceeding to which any of them may be a party, which arises out of or is alleged to arise out of or is based upon any untrue or alleged untrue statement of material fact, or the omission or alleged omission to state a material fact necessary to make the statements therein not misleading, contained in a registration statement or prospectus, or any amendment or supplement thereto, unless such statement or omission was made in reliance upon written information furnished by Distributor. The foregoing rights of indemnification shall be in addition to any other rights to which Distributor may be entitled as a matter of law. Nothing contained herein shall relieve Distributor of any liability to the Trust or its shareholders to which distributor would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of its duties or reckless disregard of its obligations and duties hereunder.

     12. NON-EXCLUSIVE AGREEMENT. The services of Distributor to the Trust hereunder shall not be deemed to be exclusive, and Distributor shall be free to
(a) render similar services

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to, and act as underwriter or distributor in connection with the distribution of shares of, other investment companies, and (b) engage in any other businesses and activities from time to time.

     13. AMENDMENT. This Distribution Agreement may be amended at any time by mutual agreement in writing of the parties hereto, provided that any such amendment is approved by a majority of the Trustees who are not interested persons of the Distributor or by the holders of a majority of the outstanding Shares or Funds affected.

     14. GOVERNING LAW. This Agreement shall be construed in accordance with the laws of the State of Illinois.

     15. LIMITATION OF LIABILITY. It is expressly agreed that the obligations of the Trust hereunder shall not be binding upon any of the Trustees, shareholders, nominees, officers, agents or employees of the Trust, personally, but shall bind only the assets and property of the Trust as provided in the Declaration of Trust of the Trust. The execution and delivery of this Agreement have been authorized by the Trustees and shareholders of the Trust and signed by an authorized officer of the Trust, acting as such, and neither such authorization by the Trustees and shareholders nor such execution and delivery by such officer shall be deemed to have been made by any of them individually or to impose any liability on any of them personally, but shall bind only the assets and property of the Trust as provided in its Declaration of Trust.

     16. TERMINATION OF PRIOR AGREEMENT. All prior Distribution Agreements between the parties are hereby terminated.


          IN WITNESS WHEREOF, this Distribution Agreement has been executed for the Distributor and the Trust by their duly authorized officers, as of the date first set forth above.

                                                CALAMOS FINANCIAL SERVICES, INC.

                                                By /s/ John P. Calamos
                                                   -----------------------------
                                                   John P. Calamos
                                                   President


                                                CALAMOS INVESTMENT TRUST


                                                By /s/ John P. Calamos
                                                   -----------------------------
                                                   John P. Calamos
                                                   President

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